UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 7, 2015

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.’s (“ACGL”) annual meeting of shareholders was held on May 7, 2015.  At the meeting, the holders of 112,785,873 common shares, which represents approximately 90 percent of the outstanding shares entitled to vote as of the record date of March 16, 2015, were represented in person or by proxy.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1.  The vote on the election of the three Class II directors to hold office until the 2018 annual meeting of shareholders or until their successors are elected and qualified.  The voting results were as follows:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON- VOTES

Eric W. Doppstadt	103,362,480	0	2,146,177	7,227,216

Constantine Iordanou	100,672,176	4,672	4,831,809	7,227,216

John M. Pasquesi	103,128,461	4,672	2,375,524	7,227,216

Item 2.  The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries.  The voting results were as follows:

DIRECTOR	FOR	AGAINST	WITHHOLD	BROKER NON- VOTES

Anthony Asquith	105,415,314	0	93,343	7,227,216

Edgardo Balois	105,415,647	0	93,010	7,227,216

Dennis R. Brand	105,386,443	0	122,214	7,227,216

Ian Britchfield	105,415,992	0	92,665	7,227,216

Paul Cole	105,415,992	0	92,665	7,227,216

Graham B.R. Collis	100,971,119	0	4,537,538	7,227,216

Michael Constantinides	105,414,947	0	93,710	7,227,216

William J. Cooney	105,410,965	0	97,692	7,227,216

Stephen J. Curley	105,416,257	0	92,400	7,227,216

Nick Denniston	105,416,097	0	92,560	7,227,216

Michael Feetham	105,415,379	0	93,278	7,227,216

Stephen Fogarty	105,416,097	0	92,560	7,227,216

Giuliano Giovannetti	105,416,925	0	91,732	7,227,216

Marc Grandisson	105,384,163	0	124,494	7,227,216

Michael Hammer	105,417,385	0	91,272	7,227,216

Pet Hartman	105,394,004	0	114,653	7,227,216

David W. Hipkin	105,394,905	0	113,752	7,227,216

W. Preston Hutchings	105,411,214	0	97,443	7,227,216

Constantine Iordanou	105,427,475	0	81,182	7,227,216

Wolbert H. Kamphuijs	105,415,247	0	93,410	7,227,216

Cathy Kelly	105,408,628	0	100,029	7,227,216

Michael H. Kier	105,415,014	0	93,643	7,227,216

Jason Kittinger	105,415,805	0	92,852	7,227,216

Gerald Konig	105,416,097	0	92,560	7,227,216

Lin Li-Williams	105,415,897	0	92,760	7,227,216

Mark D. Lyons	101,273,014	0	4,235,643	7,227,216

Patrick Mailloux	105,407,243	0	101,414	7,227,216

Robert McDowell	105,414,647	0	94,010	7,227,216

David H. McElroy	105,407,994	0	100,663	7,227,216

Rommel Mercado	105,416,097	0	92,560	7,227,216

David J. Mulholland	105,416,097	0	92,560	7,227,216

Paul Muller	105,416,097	0	92,560	7,227,216

Mark Nolan	105,410,733	0	97,924	7,227,216

Marita Oliver	105,411,037	0	97,620	7,227,216

Nicolas Papadopoulo	105,386,252	0	122,405	7,227,216

Elisabeth Quinn	105,415,762	0	92,895	7,227,216

Maamoun Rajeh	105,415,557	0	93,100	7,227,216

Andrew T. Rippert	105,412,156	0	96,501	7,227,216

Carla Santamaria-Seña	105,416,167	0	92,490	7,227,216

Arthur Scace	105,415,379	0	93,278	7,227,216

Scott Schenker	105,402,546	0	106,111	7,227,216

Søren Scheuer	105,415,797	0	92,860	7,227,216

Budhi Singh	105,412,553	0	96,104	7,227,216

Damian Smith	105,416,097	0	92,560	7,227,216

William A. Soares	105,412,853	0	95,804	7,227,216

Scott Stirling	105,416,097	0	92,560	7,227,216

Hugh Sturgess	105,399,089	0	109,568	7,227,216

Richard Sullivan	105,416,097	0	92,560	7,227,216

Ryan Taylor	105,416,197	0	92,460	7,227,216

Ross Totten	105,415,397	0	93,260	7,227,216

Iwan Van Munster	105,414,447	0	94,210	7,227,216

Angus Watson	105,387,962	0	120,695	7,227,216

James R. Weatherstone	105,371,889	0	136,768	7,227,216

Gerald Wolfe	105,385,387	0	123,270	7,227,216

Item 3.  The vote on the proposal to approve the Arch Capital Group Ltd. 2015 Long Term Incentive and Share Award Plan.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

98,491,667	6,931,978	85,012	7,277,216

Item 4.  The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2015.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

112,491,194	218,018	76,661	0

Item 5.  The vote on a proposal on advisory vote on executive compensation (say-on-pay).  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

80,469,164	24,943,000	96,493	7,277,216

ITEM 8.01                                  Other Events.

Preferred Share Dividends.  On May 7, 2015, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding 13,000,000 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2015 to holders of record of the Series C Shares, as of June 15, 2015, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	6/30/15	3/31/15-6/29/15	$5,484,375	$0.421875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 8, 2015	By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance and Mortgage Groups